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                                                                      EXHIBIT 4

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT.

W1                             WARRANT CERTIFICATE

                          300,000 Warrants to Purchase
                                  Common Stock

                           Void After August 5, 2002

                          CAPITA RESEARCH GROUP, INC.

              (Incorporated under the laws of the State of Nevada)


         This is to certify that, for value received, Jim Salim is the owner (the "Owner") of the number of Warrants set forth above, each of which is nontransferable and entitles the Owner to purchase from CAPITA RESEARCH GROUP, INC. (herein called the "Corporation"), at any time (except as hereinafter provided) before 5 P.M. (New York time) on August 5, 2002, one Stock Unit (as hereinafter defined) at a purchase price of $_______ (herein called the "Warrant Price"). For purposes of this Warrant Certificate, a Stock Unit shall consist of one fully paid and non-assessable share of common stock, $.001 par value (herein called the "Common Stock"), of the Corporation, as such stock is constituted on August 5, 1999, subject to adjustment as hereinafter set forth.

         Subject to the provisions hereof, the Warrants represented by this Warrant Certificate may be exercised by the Owner in whole or in part by surrender of this Warrant Certificate at the principal executive offices of the Corporation with the form of election to subscribe attached hereto duly executed and with payment in full to the Corporation of the Warrant Price for each of the Stock Units so purchased. Payment of such Warrant Price shall be made in cash or by certified or official bank check. Thereupon, the Warrants shall be deemed to have been exercised and the Owner shall become a holder of record of the shares of Common Stock comprising the Stock Units so purchased (or of the other securities or property to which the Owner is entitled upon such exercise) for all purposes, and certificates for such shares of Common Stock so purchased shall be delivered to the Owner within a reasonable time after the Warrants shall have been exercised as set forth hereinabove. If only a portion of the Warrants shall be exercised, the Owner shall be entitled to receive a similar warrant certificate of like tenor and date covering the number of Warrants which shall not have been exercised, unless such Warrants shall have expired.

         The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in



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respect of any transfer occurring contemporaneously with such issue). The
Corporation further covenants and agrees that, during the period within which the Warrants represented by this Warrant Certificate may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and will at its expense expeditiously upon each such reservation of shares of Common Stock use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed. The rights of the Owner shall be subject to the following further terms and conditions:

         1.1.(a) The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as follows:

                  (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of Common Stock, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock comprising a Stock Unit shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase of outstanding shares.

                  (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the number of shares of Common Stock comprising a Stock Unit shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (iii) In case the Corporation shall declare a cash dividend upon the Common Stock payable otherwise than out of earnings or earned surplus legally available therefor under the laws of the State of Delaware or shall distribute to holders of Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the number of shares of Common Stock comprising a Stock Unit thereafter shall be adjusted by multiplying such number by a fraction of which the denominator shall be an amount equal to the remainder of (x) the aggregate Current Market Price of all outstanding shares of Common Stock less (y) the aggregate amount of such cash dividend or the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed, as the case may be, and of which the



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         numerator shall be the aggregate Current Market Price of all outstanding shares of Common Stock. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

                  (iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each Warrant shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the Owner would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had exercised such Warrant for Common Stock. The provisions of this Section 1.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (v) All calculations under this paragraph (a) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (vi) For the purpose of any computation pursuant to this paragraph (a) or Section 1.2, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for Common Stock for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business-day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as quoted on the Nasdaq National Market System or Nasdaq SmallCap Market, or if not listed or admitted to trading on any national securities exchange or so quoted, the average of the highest reported bid and lowest reported asked prices as furnished by The National Quotation Bureau Incorporated, all as adjusted; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vi) are available for the period required hereunder, Current Market Price shall be deemed to be the Share Net Asset Value (as used herein the term "Share Net Asset Value" shall mean the aggregate net asset value of the Corporation as shown on its most recent available balance sheet divided by the outstanding number of



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         shares of Common Stock, each determined on the assumption that the
         Warrants have been exercised).

                  (vii) In any case in which the provisions of this paragraph
         (a) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the Owner with respect to any Warrant exercised after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (y) paying to the Owner any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 1.2; provided, however, that the Corporation shall deliver to the Owner a due bill or other appropriate instrument evidencing the Owner's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

         (b) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii) or (iv) of paragraph (a) of this Section 1.1, the Corporation shall give notice to the Owner in the manner set forth in Section 1.3, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of shares of Common Stock comprising a Stock Unit and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (c) In the event that at any time as a result of an adjustment made pursuant to paragraph (a) of this Section 1.1 the Owner shall become entitled with respect to any Warrants thereafter surrendered for exercise to receive any shares of the Corporation or another corporation other than shares of Common Stock, the provisions of this Section 1.1 and Section 1.2 with respect to the Common Stock shall apply on like terms to any such other shares.

         1.2. No fractional share of Common Stock shall be issued upon the exercise of Warrants, but in lieu thereof the Corporation shall pay, upon exercise in full of the Warrants represented by this Warrant Certificate, out of funds legally available therefor, a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the then Current Market Price.

         1.3. The Corporation will, within 120 days after the end of each of its



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fiscal years, mail to the Owner, at the address of such holder shown on the books of the Corporation, a certificate of the independent public accountants for the Corporation (i) specifying the Share Price in effect as of the end of such fiscal year and the number of shares of Common Stock, or the kind and amount of any securities or property other than shares of Common Stock, comprising a Stock Unit and (ii) setting forth in reasonable detail the facts requiring any adjustments made during such fiscal year.

         2.1. The issue of any stock or other certificate upon the exercise of the Warrants shall be made without charge to the Owner for any transfer or issuance tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Owner, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         2.2. This Warrant Certificate and the rights hereunder are not transferable. In addition, the Warrants evidenced hereby may not be exercised, and any shares of Common Stock issued upon any exercise thereof may not be transferred, unless, in the opinion of counsel, who shall be counsel reasonably acceptable to the Corporation, such exercise or transfer, as the case may be, would not result in a violation of the provisions of the Securities Act of 1933. The Owner and any holder of any shares of Common Stock issued upon exercise of any such Warrants, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 2.2.

         2.3. If this Warrant Certificate shall be lost, stolen, mutilated or destroyed, the Corporation shall on such terms as to indemnify or otherwise protect the Corporation as the Corporation may in its discretion impose, issue a new warrant certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new warrant certificate shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         2.4. The Corporation may deem and treat the Owner as the absolute owner of this Warrant Certificate for all purposes and shall not be affected by any notice to the contrary.

         2.5. This Warrant Certificate and the Warrants evidenced hereby shall not entitle the Owner to any rights of a stockholder of the Corporation either at law or in equity, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any pre-emptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.

         2.6. This Warrant Certificate, in all events, shall be wholly void and have no effect after 5 P.M. (New York time) on August 5, 2002.



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         2.7. In the event that one or more of the provisions of this Warrant
Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         2.8. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, except to the extent of the mandatory rules of the State of Nevada with respect to the formal requisites for authorization of a security and rights and duties with respect to register of transfer. Dated: August 5, 1999

                                      CAPITA RESEARCH GROUP, INC.



                                      By
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FORM OF EXERCISE

                (to be executed by the registered holder hereof)

         The undersigned hereby exercises the right to purchase ________ shares of common stock, $.001 par value (the "Common Stock"), of CAPITA RESEARCH GROUP, INC. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any, will be registered in the name of the undersigned.


Dated:
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Instructions for registration of stock


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           Name (please print)


Social Security or Other Identifying

Number:
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Address:


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                 Street

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         City, State and Zip Code